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                                 LICENSING AGREEMENT

     This Licensing Agreement ("Agreement") is entered into as of this 23rd day of February, 1998, by and among Houston Tracker Systems, Inc. ("HTS"), EchoStar Satellite Corporation ("ESC"), both with their principal places of business at 90 Inverness Circle East, Englewood, Colorado 80112 (HTS and ESC are collectively referred to herein as the "EchoStar Parties"), and VTech Communications Ltd. ("VTech"), having a principal place of business at 23/F Tai Ping Industrial Centre, Block 1, 57 Ting Kok Road, Tai Po, N.T., Hong Kong.

                                    INTRODUCTION

     A. HTS has developed a proprietary Digital Satellite Receiver (as defined in Section 1.7 below) for use in conjunction with the DISH Network, a digital direct broadcast satellite ("DBS") programming service network owned and operated by ESC in the United States (the "HTS System", as defined in Section
1.15 below).

     B. VTech is a designer, developer, manufacturer and distributor of electronics products, including consumer electronics products.

     C. VTech desires to obtain certain non-exclusive rights to the Technology (as defined in Section 1.28 below) in order: (1) to manufacture the DISH Products (as defined in Section 1.9 below) solely for sale in connection with the DISH Network in the Territory (as defined in Section 1.30 below); (2) in order to in order to design, develop and manufacture the Domestic Products (as defined in Section 1.10 below) solely for sale in connection with the DISH Network in the Territory; and (3) in order to design, develop and manufacture the Foreign Products (as defined in Section 1.12 below) solely for sale in the Foreign Countries (as defined in Section 1.11 below).

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS

     In addition to any other defined terms in this Agreement and except as otherwise expressly provided for in this Agreement, the following terms shall have the following meanings:

     1.1 "Accessories" means an antenna, LNB, feedhorn, feedarm and related components listed on Exhibit A hereto, as such components may change from time to time in HTS' sole discretion.

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     1.2  "Affiliate" means, with respect to a party to this Agreement, any person or entity directly or indirectly controlling, controlled by or under common control with such party.

     1.3 "Approved DISH Brand Name" means those HTS Marks, which have been approved in writing by VTech (which approval shall not be unreasonably withheld), for placement on the bezel (front panel) of Domestic Products, Foreign Products and packaging for both in accordance with the trademark usage guidelines (or as otherwise mutually agreed) of both VTech and HTS. The initial Approved DISH Brand Names are attached hereto as Exhibit B.

     1.4 "Baker Platform" means the HTS System identified internally within HTS and its Affiliates as the "Baker" platform (or any new identification for the same platform), including any modifications or enhancements to such platform (including the "Bones" and "Bravo" platforms, but excluding the "Charlie", later and other platforms) developed by HTS or its Affiliates and introduced commercially in the U.S. for use in connection with the Dish Network.

     1.5 "Charlie Platform" means the HTS System identified internally within HTS and its Affiliates as the "Charlie" platform (or any new identification for the same platform), including any modifications or enhancements to such platform (excluding later and other platforms) developed by HTS or its Affiliates and introduced commercially in the U.S. for use in connection with the Dish Network

     1.6 "Commissionable Programming" means the Programming packages for which ESC pays a monthly commission to retailers. A current list of Commissionable Programming is attached hereto as Exhibit C, which list may change from time to time in the sole discretion of ESC.

     1.7 "Digital Satellite Receiver" means a digital satellite receiver/decoder for use in connection with direct to home satellite programming services, which may include Accessories.

     1.8 "DISH Network" means the digital direct broadcast satellite ("DBS") programming service network owned and operated by ESC in the United States.

     1.9 "DISH Product" means a Digital Satellite Receiver branded as set forth in Section 9.2 below and manufactured by VTech in strict accordance with the Specifications and HTS' design for sale to HTS with such custom bezels and such enhanced features and functions as may be requested by HTS.

     1.10 "Domestic Product" means a Digital Satellite Receiver incorporating all or any part of the Technology and manufactured by VTech or for VTech by a Permitted Subcontractor for resale by VTech in the Territory in connection with the DISH Network,
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and expressly excludes Digital Satellite Receivers incorporated into, or combined with, other products (including without limitation televisions, VCRs or DVD players).

     1.11 "Foreign Country" means a country listed in Exhibit D attached hereto.

     1.12 "Foreign Product" means a Digital Satellite Receiver incorporating all or any part of the Technology and that is manufactured by VTech or for VTech by a Permitted Subcontractor for resale by VTech in a Foreign Country, and expressly excludes Digital Satellite Receivers incorporated into, or combined with, other products (including without limitation televisions, VCRs or DVD players).

     1.13 "HTS Marks" means those trademarks, service marks or trade names owned by HTS or for which HTS has the right to grant a sublicense, as listed on Exhibit E, as such HTS Marks may change from time to time in HTS' discretion.

     1.14 "HTS Software" means the software developed and owned exclusively by HTS and its Affiliates which is resident in the HTS System, including without limitation the software listed in attached Exhibit F hereto.

     1.15 "HTS System" means an MPEG-2/DVB compliant Digital Satellite Receiver manufactured by or on behalf of HTS for use in connection with the DISH Network.

     1.16 "Improvements" means any and all modifications, enhancements and derivative works to the Technology created by, or on behalf of, VTech or HTS in accordance with the terms of this Agreement.

     1.17 "Intellectual Property" means all patents, copyrights, design rights, trademarks, service marks, trade secrets, know-how and any other intellectual or industrial property rights (whether registered or unregistered) and all applications for the same owned or controlled by HTS or VTech, respectively, anywhere in the world.

     1.18 "Components" means those components of the DISH Product and Domestic Product set forth in the bill of materials provided by HTS to VTech for each variation of the Baker Platform and Charlie Platform, as such Components may change from time to time in HTS' sole discretion.

     1.19 "License" shall have the meaning given to such term in Section 2.1 below.

     1.20 "Location(s)" means a facility operated by VTech, an Affiliate of VTech or a Permitted Subcontractor in which Domestic Products, Foreign Products and/or DISH Products are or will be manufactured, assembled, tested and/or developed.

     1.21 "Permitted Subcontractor" shall have the meaning given to such term in
Section 2.4 below.

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     1.22 "Programming" means the video and audio signals transmitted by DBS satellite transponders that are owned or controlled by ESC or an Affiliate and are part of the DISH Network's regular programming services. A current list of Programming and the current retail prices therefor is attached hereto as Exhibit G, as such Exhibit may be changed from time to time in ESC's sole discretion.

     1.23 "Qualified Vendor" means a supplier of Components set forth in the bill of materials provided by HTS to VTech for each variation of the Baker Platform and Charlie Platform, as such Qualified Vendors may change from time to time in HTS' sole discretion.

     1.24 "Qualifying Residential Subscriber" means an individual at a Residential Location who orders Programming from ESC for reception in connection with a Domestic Product, who pays for the Programming in full, and who has never received any audio, video or any other digital programming services from ESC or any Affiliate of ESC. A Qualifying Residential Subscriber shall not include any individual who would otherwise qualify, but whose equipment ESC, in its reasonable discretion, declines to activate.

     1.25 "Residential Location" means a single family residential dwelling (i.e. single family houses, apartments, condominiums or other dwellings used primarily for residential purposes), located in the Territory; provided, however, in no case shall any satellite master antenna television system or private cable system in a residential multiple dwelling unit or any similar programming reception system (i.e., dormitories, etc.) be considered a Residential Location. ESC shall have the right to determine, in its reasonable discretion (taking into consideration, among other relevant factors, the provisions of ESC's programming contracts), whether a location constitutes a Residential Location, or is more appropriately considered a commercial location or other non-residential location.

     1.26 "Specifications" means the functional and operational aspects of the HTS System which must be incorporated in the Domestic Products and DISH Products in order to ensure compatibility with the HTS System, as set forth in attached Exhibit H, as such exhibit may be modified from time to time upon reasonable prior notice to VTech, in accordance with the terms of this Agreement, including for the purpose of incorporating Improvements.

     1.27 "Subscriber Account" means the account set up and maintained by ESC for a Qualifying Residential Subscriber who purchased a Domestic Product and for whom Commissionable Programming has been activated by ESC and which account remains active and in good standing.

     1.28 "Technology" means all confidential information, data, designs, bill of materials, lists of components and suppliers thereof, schematics, technical

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specifications, the Specifications, and all other written documentation provided by HTS hereunder relating to the design, development and manufacture of the HTS System, and, subject to Section 3.1.1, shall include the HTS Software for the Baker Platform and the Charlie Platform (including source code for the Baker Platform and Charlie Platform, but excluding: (i) source code for any conditional access tasks: (ii) source code for any modifications or enhancements developed by HTS or its Affiliates for use by a third party; or (iii) source code subject to confidentiality or license restrictions precluding disclosure to VTech). Technology does not include VTech Intellectual Property. Technology does not include OpenTV software; however, the parties agree to discuss the possibility of entering into a relationship pursuant to which HTS would license OpenTV software to VTech for an additional fee.

     1.29 "Term" means the duration of this Agreement as specified in Section
14.1 hereof.

     1.30 "Territory" means the geographic boundaries of the United States of America, its territories, possessions and commonwealths.

     1.31 "Third Party Software" means the software resident in the HTS System for which the Intellectual Property rights do not belong, in whole or part, to HTS or any Affiliate thereof. After reasonable investigative efforts, to the best of HTS' knowledge as of the date first set forth above, Third Party Software is limited to the software listed in attached Exhibit I. VTech acknowledges and agrees, however, that there may be additional Third Party Software.

     1.32 "VTech Marks" means the trademarks or trade names owned by VTech, or for which VTech has a license to use or the right to grant a sublicense sufficient for the purposes of this Agreement.

     1.33 "VTech Retailer" means a retail entity (excluding Affiliates of VTech) that purchases Domestic Products from VTech and resells the same directly to end users.

2.   GRANT OF LICENSE

     2.1       [CONFIDENTIAL MATERIAL REDACTED]







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[CONFIDENTIAL MATERIAL REDACTED]










          2.2 APPROVED DISH BRAND NAMES. Upon request by HTS, VTech shall manufacture the Domestic Products and Foreign Products with any of the Approved DISH Brand Names which are listed on Exhibit B affixed to the bezel (front panel) and onto the electronic program guide and any Accessories or packaging in accordance with Section 12 below. At the request of HTS, new Approved DISH Brand Names may be added to the list set forth in Exhibit B hereto upon prior written approval of VTech (which approval shall not be unreasonably withheld). The provisions of Section 12.2 shall apply to the use of VTech Marks on or in connection with Domestic Product or Foreign Product delivered hereunder which include any Approved DISH Brand Name. VTech hereby acknowledges that, in the future, HTS may request that VTech affix the trademarks, service marks or trade names of the owners of third party technology that is presently, or at some time in the future, incorporated into the Specifications to the Domestic Products and Foreign Products, and VTech hereby agrees to affix any such trademarks, service marks or trade names to the Domestic Products and Foreign Products; provided that HTS secures, at its expense, all necessary and licenses required for VTech to affix such marks and names.

     2.3  LICENSE LIMITATION.

          2.3.1 GENERAL LICENSE LIMITATIONS. VTech shall use the Technology for the sole purposes of: (i) manufacturing the DISH Products; and (ii) designing, developing and manufacturing the Domestic Products and Foreign Products, and not for any other purposes. In furtherance and without limitation of the foregoing, VTech will manufacture and assemble the Domestic Products and the DISH Products so that

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they are only compatible with the DISH Network and cannot be used to receive signals transmitted by third party providers of DBS programming. In furtherance and without limitation of the foregoing, VTech is expressly prohibited from incorporating all or any part of the Technology into any product which combines a Digital satellite Receiver with any other products (including without limitation television, VCRs and DVD players). In furtherance and without limitation of the foregoing, VTech is expressly prohibited from incorporating all or any part of the Technology into any product which is compatible with DISH Network and also incorporates technology enabling the product to receive and/or decode signals transmitted by satellite transponders that are neither owned nor controlled by ESC or an ESC Affiliate. VTech is prohibited from using or distributing all or any part of the Technology for the purpose of manufacturing, or having manufactured, any other Digital Satellite Receiver or for any purpose not expressly set forth in this Agreement without HTS' prior written consent, which consent may be withheld in HTS' sole discretion. VTech shall notify HTS in writing prior to discussing with any third party the possibility of designing, developing and/or manufacturing Foreign Product with or for the third party. In the event that HTS has already commenced similar discussions with the same third party, VTech agrees not to further pursue the design, development and/or manufacture of Foreign Product for or with the third party without HTS' consent, which consent may be withheld in HTS' sole discretion. In the event that HTS has not already commenced similar discussions with the same third party, the parties will mutually agree upon whether VTech, HTS or VTech and HTS jointly will pursue the design, development and/or manufacturing of Digital Satellite Receivers for or with the third party.

          2.3.2     SOURCE CODE LICENSE LIMITATIONS.      HTS' obligation to
provide source code for the Baker Platform and the Charlie Platform (collectively, the "Source Code") to VTech shall be limited to the delivery of a single copy of the Source Code for use by VTech at a single Location identified to HTS in advance by VTech. VTech shall be authorized to make and maintain a single copy of the Source Code delivered to VTech for backup and archival purposes. VTech shall be expressly prohibited from transferring or disclosing the Source Code to any third party without the prior written authorization of HTS (which may be withheld in HTS' absolute discretion) and shall disclose the Source Code solely to its employees on a strict need-to-know basis only. VTech shall maintain written records, which shall be available for inspection by HTS on reasonable notice, of all such persons who have had access to the Source Code and the period(s) of time for which such access was granted. VTech shall expressly advise each such employee of the confidential nature of the Source Code and applicable prohibitions on copying and disclosure.

     2.4  SUBCONTRACTING.     VTech has no right under this Agreement to
grant sublicenses with respect to the License or any of the Technology, without the prior written consent of HTS. VTech may subcontract the manufacture of Domestic Products, DISH Products and/or Foreign Product upon HTS' prior written approval of the subcontract manufacturer suggested by

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VTech (a "Permitted Subcontractor").  HTS will not unreasonably withhold its approval of a subcontract manufacturer suggested by VTech; provided, however, VTech recognizes and acknowledges that HTS may withhold its approval of a subcontract manufacturer to which HTS has reasonable commercial concerns, including without limitation: (i) adequate protection of the Technology or HTS Confidential Information (as defined in Section 10.1.1 below); (ii) proper use of the Technology; or (iii) the subcontract manufacturer (at the finished goods level) is a competitor (in HTS' reasonable judgment) of HTS or ESC, or manufactures Digital Satellite Receivers for a competitor of HTS or ESC.

     2.5  [CONFIDENTIAL MATERIAL REDACTED]

















     2.6 RESPONSIBILITY FOR PERMITTED SUBCONTRACTOR. VTech acknowledges and agrees that it shall bear full responsibility for all acts and omissions of any Permitted Subcontractor (including any employee or agent thereof, whether or not such acts or omissions are with the scope of employment of such employees or agents) relating to the manufacture of the Domestic Products, Foreign Products and/or DISH products

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under this Agreement, to the same extent as if any such act or omission were committed by VTech.

     2.7  ACKNOWLEDGMENT OF HTS RIGHTS.      VTech acknowledges and
understands that HTS or any of its Affiliates may, directly or through any third party, manufacture, assemble, distribute and sell Digital Satellite Receivers in the Territory and anywhere else in the world for use by customers in the Territory and anywhere else in the world in connection with the DISH Network (as defined in Section A of the Introduction) or any other satellite or other programming delivery system. VTech further acknowledges and understands that HTS and its Affiliates may at any time license or sublicense the Technology in the Territory or elsewhere, in whole or in part, for the manufacture of Digital Satellite Receivers or for any other purpose.

     2.8  THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.         VTech
acknowledges and understands that manufacture of the Domestic Products and Foreign Products may require compliance with MPEG 2, DVB and other industry standard technologies and the use of a range of other third party intellectual property rights. VTech acknowledges and understands that it, and not HTS, is responsible for: (i) determining those entities with which it must negotiate and enter into licensing agreements; (ii) negotiating license rights from all those third parties; and (iii) paying (and represents and warrants that it will pay as and when due) any and all applicable license fees to any and all entities to which a royalty or license fee is required to be paid for a unit of the Domestic Products or Foreign Products manufactured by or for and/or sold by VTech.

     2.9 ELECTRONIC ON SCREEN PROGRAMMING GUIDE. VTech understands and acknowledges that HTS has designed a specific electronic on screen programming guide, which may be incorporated by VTech into the Domestic Products and Foreign Products. VTech may substitute another on screen programming guide in the Domestic Products; provided that such substitute on screen programming guide meets the Specifications as set forth in attached Exhibit H and the User Interface Guidelines. VTech acknowledges and agrees that, to the extent VTech incorporates the electronic programming guide used in the HTS System (the "EPG") into the Domestic Products and/or Foreign Products, it does so at its sole risk and liability. VTech further acknowledges and agrees that the EchoStar Parties make no representations or warranties, either express or implied, statutory or otherwise, with respect to the EPG and all such warranties are hereby excluded except to the extent such exclusion is absolutely prohibited by law. Without limitation of the foregoing, VTech acknowledges and agrees that no warranty whatsoever is given regarding HTS' ownership of the EPG or any requirements to make royalty and/or other license fee payments to third parties. VTech acknowledges and understands that the use of the EPG or an electronic programming guide other than the EPG which meet the Specifications and is compatible with the Technology in the Domestic Products or Foreign Products may require licenses from third parties, and that VTech and not HTS is responsible for: (i) determining those entities with which it must negotiate and enter into licensing agreements; (ii) negotiating license rights form all those third parties; and (iii) paying (and represents and warrants that VTech will pay as and when due) any and all applicable license fees to any and all entities to which

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a royalty or license fee is required to be paid for a unit of the Domestic
Products or Foreign Product manufactured and/or sold by or for VTech. VTech further acknowledges and agrees that VTech shall be solely responsible for the payment, nd the EchoStar Parties shall have no obligation to indemnify VTech for, any costs, losses, liabilities, damages, lawsuits, judgments, claims, actions, penalties, fines and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees and all monies paid in the investigation, defense or settlement of any or all of the foregoing), that arise out of, or are incurred in connection with the incorporation of the EPG or any other electronic programming guide into the Domestic Products or Foreign Products.

     2.10 SERIAL NUMBERS AND SMART CARD NUMBERS. For the purpose of facilitating the activation of Domestic Products and DISH Products by ESC, VTech will provide ESC with a list, on paper and electronic media in the format requested by ESC, which includes the serial number of each Domestic Product, DISH Product and corresponding Smart Card number prior to: (i) delivery of the Domestic Product to a VTech Retailer, or the DISH Product to HTS or its Affiliates; or (ii) placement of the Domestic Products into VTech' inventory utilized for the fulfillment of orders submitted to VTech directly from end-users.

     2.11 RESIDENTIAL CUSTOMER AGREEMENT.    VTech agrees that it will
include a copy of ESC's standard Residential Customer Agreement, as amended from time to time in ESC's sole discretion, (the "RCA") with each Domestic Product and DISH Product packaged by VTech. VTech agrees to include the RCA in the same manner as the then current method used to include the RCA with Digital Satellite Receivers packaged by HTS and its Affiliates, as such method may change from time to time in HTS' sole discretion, or such other manner as the parties may agree to in a writing signed by both parties.

     2.12 ADDITIONAL AGREEMENTS.   The parties agree to discuss the potential
for VTech to develop, manufacture and sell Digital Satellite Receivers incorporating the HTS Technology for use in connection with DBS networks utilizing the same technology as the DISH Network in countries outside the United States and the countries set forth in Exhibit D attached hereto.

     2.13 FREEDOM OF ACTION.

          2.13.1 VTech acknowledges and agrees that this Agreement is non-exclusive in nature and that, except as expressly provided in Section 2.3 above, nothing in this Agreement shall prohibit or otherwise restrict the EchoStar Parties from entering into an agreement with any third party concerning activities which are the same or similar activities to those contemplated in this Agreement, or any other activity.

          2.13.2 The EchoStar Parties acknowledge and agree that this Agreement is non-exclusive in nature and that, except as expressly provided in Section 2.3 above, nothing in this Agreement shall prohibit or otherwise restrict VTech from

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entering into an agreement with any third party concerning activities which are the same or similar activities to those contemplated in this Agreement, or any other activity.

3.   [CONFIDENTIAL MATERIAL REDACTED]













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4.    QUALITY CONTROL

     4.1  MANUFACTURE OF DOMESTIC PRODUCTS, DISH PRODUCTS AND FOREIGN PRODUCTS

          4.1.1          INCORPORATION OF SPECIFICATIONS.   VTech agrees that it
will manufacture, assemble and test the DISH Products in strict accordance with the Specifications and HTS' design, and will not alter or modify the Specifications, processes or procedures set forth therein or HTS' design except upon HTS' request. VTech agrees that it will strictly follow all written instructions issued by HTS (as amended and updated from time to time by HTS in its sole discretion) for manufacturing, assembling and testing the DISH Products. VTech agrees that it will design, develop, manufacture, assemble and test the Domestic Products in strict accordance with the Specifications, and will not alter or modify the Specifications, processes or procedures set forth therein without the prior written consent of HTS. VTech shall have the right, but not the obligation, to use all or any part of the Technology in the design, development and manufacture of the Foreign Products. VTech agrees to comply with any and all industry and governmental standards and regulations, including, without limitation, product safety standards, which may apply to the manufacture, sale and use of the DISH Products and the design, development, manufacture, sale and use of the Domestic Products and Foreign Products. VTech may make changes to the Domestic Products which do not adversely affect the fit, form, function, performance or compatibility of the Domestic Products to the HTS System, without HTS' consent. Any other changes to the Domestic Products shall be made only upon receiving the prior written consent of HTS, which consent shall not be unreasonably withheld VTech agrees that in the manufacture of the DISH Products pursuant to this Agreement, manufacturing operations shall at all times be conducted to

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ensure that the DISH Products manufactured by VTech or Permitted
Subcontractors shall be in strict conformance with the Specifications, HTS' design and all written instructions issued by HTS (as amended and updated from time to time by HTS in its sole discretion) for the manufacture of the DISH Products. VTech agrees that in the manufacture of the Domestic Products pursuant to this Agreement, manufacturing operations shall at all times be conducted to ensure that the Domestic Products manufactured by VTech or Permitted Subcontractors shall be in strict conformance with the Specifications. EchoStar does not represent, warrant or covenant that VTech will be able to manufacture, or have manufactured on its behalf, the Domestic Products, Foreign Products or DISH Products in such a manner as to ensure that they will perform in accordance with the performance requirements of the Specifications. Changes to the Specifications shall be made in accordance with HTS' standard Engineering Change Request ("ECR") procedure, as such ECR procedure may change from time to time in HTS' sole discretion. HTS current ECR procedure is set forth in Exhibit N attached hereto.

          4.1.2 MARKING DOMESTIC PRODUCTS. VTech agrees to individually mark each unit of Domestic Product and Foreign Product manufactured by VTech pursuant to this Agreement with a unique serial number and a clear and distinct designation of the country of manufacture and/or assembly origin in accordance with applicable laws.

          4.1.3 COMPLIANCE WITH IMPORT LAWS. VTech will, at VTech' sole cost and expense, comply with all laws, rules and regulations relating to the importation by VTech of machinery, equipment, parts, components and materials required or used in: (i) the manufacture, assembly and testing of the DISH Products; (ii) the design, development, manufacture, assembly and testing of the Domestic Products and the design, development, manufacture, assembly and testing of the Foreign Products, without any responsibility or liability on the part of HTS with respect to such import licenses or imports. Without limitation of the foregoing, HTS and ESC agree, at VTech's expense, to offer reasonable assistance to VTech in any effort to obtain import or export licenses required for compliance with this Section 4.1.3.

     4.2  LOCATION(S); INSPECTION OF LOCATION(S) AND DOMESTIC PRODUCTS

          4.2.1 LOCATION. The Domestic Products and DISH Products, and the Foreign Products will be manufactured, assembled and tested at the Location(s) operated by VTech or an Affiliate of VTech or by a Permitted Subcontractor listed in Exhibit K or Exhibit L respectively.

          4.2.2 LOCATION INSPECTION. VTech will permit HTS to enter Location(s) upon reasonable prior notice during normal business hours to inspect the facilities, equipment and materials used in manufacturing, assembling and testing the Domestic Products, Foreign Products and/or DISH Products to check operations and methods, and to take with them samples of the Domestic Products, Foreign Products and/or

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DISH Products as provided in Section 4.2.3 and reasonable samples of the materials and supplies used in manufacturing, assembling and testing the Domestic Products, Foreign Products and/or DISH Products.

          4.2.3     APPROVAL OF DOMESTIC PRODUCTS AND FOREIGN PRODUCTS.
VTech shall, at VTech' cost, provide HTS up to fifty (50) (as determined by HTS) production intent (pre-pilot) samples of each model of the Domestic Products, DISH Products and Foreign Products prior to its full-scale manufacture by VTech. HTS will notify VTech in writing of the conformity or otherwise of that Domestic Product or DISH Product to the Specifications within thirty (30) days of receipt by HTS of the Domestic Product or DISH Product. VTech also shall, at VTech' cost, provide HTS up to fifty (50) (as determined by HTS) production samples of each model of the Domestic Products, DISH Products and Foreign Products prior to its full-scale manufacture by VTech. HTS will notify VTech in writing of the conformity or otherwise of that Domestic Product or DISH Product to the Specifications within fifteen
(15) days of receipt by HTS of the Domestic Product or DISH Product. The written test procedures and test plan that is used to determine conformity of the Domestic Product or DISH Product to the Specifications ("Test Procedures and Plan"), a copy of which, in written form, will be attached hereto as Exhibit O) shall be furnished to VTech by HTS at least one hundred and twenty
(120) days prior to the start of full-scale manufacture of the Domestic Products or DISH Products by VTech. If HTS reasonably determines that any of VTech samples fail to meet the quality, performance and compatibility standards in the Test Procedures and Plan, then VTech shall promptly correct the deficiency before continuing the manufacture of the Domestic Products or DISH Products. The examination by HTS of the conformity of the Domestic Products or the DISH Products to the Test Procedures and Plan shall not be construed as constituting a certification or warranty. VTech shall not be authorized to refer to HTS' examination in connection with the sale of the Domestic Products, DISH Products or Foreign Products as a certification or warranty by HTS, unless expressly agreed by HTS. HTS shall have no liability whatsoever arising from its examination of the Domestic Products, DISH Products or Foreign Products. Should HTS fail to provide to VTech the Test Procedures and Plan one hundred and twenty (120) days prior to the start of full-scale manufacture of the Domestic Products or DISH Products by VTech, VTech shall not be limited or restrained in any way from beginning production of the Domestic Products or DISH Products, and HTS will waive its rights under this Section with respect to the first full-scale manufacture of the Domestic Products or DISH Products, as the case may be; provided that in any event VTech's or its Permitted Subcontractors' manufacture of the Domestic Products must be in compliance with the Specifications and of the DISH Products must be in compliance with the Specifications and HTS' design.

          4.2.4 QUALITY CONTROL PROCEDURES. VTech and its Permitted Subcontractors shall maintain a quality control program which ensures compliance with any and all applicable governmental standards, regulations or certifications. All work undertaken by VTech shall be performed in accordance with VTech established Quality

Control procedures and guidelines, which VTech shall provide to HTS for HTS' review, at HTS' request.

          4.2.5 FACTORY TESTING. Prior to shipment from Location(s), each Domestic Product, Foreign Product and DISH Product shall be factory tested by VTech or its Permitted Subcontractors, and VTech and its Permitted Subcontractors shall submit to HTS, upon request of HTS, complete certified test results. Upon reasonable prior notice, VTech will permit HTS to have access to all such records for VTech and its Permitted Subcontractors at VTech Location(s) during normal business hours.

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10.  CONFIDENTIAL AND PROPRIETARY INFORMATION

     10.1 CONFIDENTIAL INFORMATION

          10.1.1 HTS CONFIDENTIAL INFORMATION. VTech understands that the Technology, including without limitation, Exhibits F, H, I, and O and all information relating to it, and information provided by HTS to VTech or otherwise obtained by VTech relating to the business or operations of HTS and its Affiliates (except as set forth below in Section 10.1.3) ("HTS Confidential Information") will be treated by VTech, its Affiliates, employees, agents and Permitted Subcontractors as strictly confidential. VTech represents and agrees that it will only use HTS Confidential Information as expressly permitted under the terms and conditions of this Agreement, or as otherwise permitted in writing in advance by HTS. VTech may only disclose HTS Confidential Information to: (i) those of VTech and its Affiliates officers, directors and employees who have a need to know HTS Confidential Information in connection with carrying out VTech' obligations under this Agreement, and only provided that each of such parties agrees in writing to be bound by the terms and conditions of this Agreement; and (ii) Permitted Subcontractors as provided in Section 2.4 above. VTech shall not disclose HTS Confidential Information to any others, or allow any others to use HTS Confidential Information, during the Term or at any time thereafter, without the prior written consent of HTS. VTech represents and agrees that it shall use its best efforts to protect the confidential nature of HTS Confidential Information, and in all events shall use at least the same degree of care as it uses to protect its own confidential and proprietary information. Further, VTech acknowledges and understands that HTS Confidential Information would be useful to HTS competitors, and would cause damage to HTS current and prospective business if disclosed without the prior written consent of HTS or in violation of this Agreement.

          10.1.2    VTECH CONFIDENTIAL INFORMATION.    HTS understands that
the information provided by VTech to HTS or otherwise obtained by HTS relating to the business or operations of VTech and its Affiliates (except as set forth below in Section 10.1.3) ("VTech Confidential Information") will be treated by HTS, its Affiliates, employees, and agents as strictly confidential. HTS represents and agrees that it will only use VTech Confidential Information as expressly permitted under the terms and conditions of this Agreement, or as otherwise permitted in writing in advance by VTech. HTS may only disclose VTech Confidential Information to those of HTS' or its Affiliates' officers, directors and employees who have a need to know VTech Confidential Information in connection with carrying out HTS obligations under this Agreement, and only provided that each of such parties agrees in writing to be bound by the terms and conditions of this Agreement. HTS shall not disclose VTech Confidential Information, during the Term or at any time thereafter, without the prior written consent of VTech. HTS represents and agrees that it shall use its best efforts to protect the confidential nature of VTech Confidential Information, and in all events shall use at least the same degree of care as it uses to protect its own confidential and proprietary information. Further, HTS acknowledges and understands that VTech Confidential Information would be useful to VTech competitors, and would cause damage to VTech current and prospective business if disclosed without the prior written consent of VTech or in violation of this Agreement.

          10.1.3    EXCLUSIONS.    For the purpose of this Section 10, HTS and
VTech as the case may be, are referred to as the "Recipient" or the "Discloser". Notwithstanding any provision to the contrary in this Section 10, HTS Confidential Information and VTech Confidential Information (collectively referred to as the "Confidential Information") shall not include any information which is:

                    (i) already in or comes into the public domain through no wrongful act of the Recipient;

                    (ii) independently developed by the Recipient, as evidenced by written documentation compiled by the Recipient;

                    (iii) independently known by the Recipient, as evidenced by written documentation compiled by the Recipient prior to receipt by the Recipient the Confidential Information in question;

                    (iv) disclosed by the Discloser to a third party without similar restriction;

                    (v) received by the Recipient from a third party without restriction and without breach of this Agreement; or

                    (vi) release pursuant to a binding order of a government agency or a court so long as the prior to any such release the releasing party provides the other party with the greatest possible notice permitted under the circumstances, so that that Disclosing Party may seek a protective order or other appropriate remedy. In any such event, the releasing party will disclose only such Confidential Information as is legally required and will exercise reasonable efforts to obtain confidential treatment for any Confidential Information being disclosed.

          10.1.4 SCOPE. The Recipient's confidentiality obligation shall include, but is not limited to, not making more copies of the Confidential Information than is reasonably necessary for fulfilling its obligations under this Agreement and security backup purposes, without the prior written consent of the Discloser. The original and all copies or other reproductions of the Confidential Information shall contain markings of "Confidential",
"Proprietary" or like import.   All materials created or fabricated by the
Recipient, including, without limitation, evaluations, based on the Confidential Information, are owned by and are the exclusive property of the Discloser, and shall be returned by the Recipient to the Discloser immediately upon request by the Discloser or termination or expiration of this Agreement.

          10.1.5    NO IMPLIED LICENSE.   Except as expressly set forth in
this Agreement, this Agreement shall not be construed as granting or conferring any interests or rights, by license or otherwise, in any of the Confidential Information, including, without limitation, any patent or patent application or any copyright in which the Discloser now has or subsequently may obtain any right, title or interest or any other Intellectual Property rights.

          10.1.6 EQUITABLE RELIEF. The Recipient recognizes that the unauthorized use or disclosure by the Recipient, its Affiliates, its employees, agents or

Permitted Subcontractors of any of the Confidential Information would cause irreparable injury and damage to the Discloser. The Recipient agrees that the Discloser shall, in addition to and not in limitation of, any other legal or equitable remedies and damages, be entitled to injunctive relief (without the necessity of posting or filing a bond or other security) to restrain the threatened or actual violation hereof by the Recipient, its Affiliates, its employees and agents. All of the provisions of this Agreement which protect the Confidential Information, including, without limitation, VTech' obligations to protect the Technology, shall survive the termination or expiration of this Agreement.

          10.1.7 CONFIDENTIALITY TERM. Recipient shall be obligated to maintain the Confidential Information in confidence for a period of five (5) years after disclosure by Discloser.

11.  USE OF TECHNOLOGY

     11.1 NO REVERSE ENGINEERING. VTech shall not reverse engineer (or make any other attempt using any method or technique whatsoever to determine the source code for) any HTS Software, Third Party Software, or other software provided by HTS solely in binary form, including, but not limited to, the interface software and the object code of the conditional access task of the Technology.

     11.2 LOCATIONS.   VTech shall not, without the prior written consent of
HTS, which consent shall not be unreasonably withheld, use the Technology or any derivative thereof at any location other than the Location(s).

     11.3      MODIFICATIONS OF HTS SOFTWARE.

          11.3.1    MODIFICATIONS AND ENHANCEMENTS OF THE HTS SOFTWARE BY
VTECH.    Nothing in this Agreement shall prohibit VTech (under the terms and conditions of this License), from performing modifications or enhancements to the HTS Software which do not require knowledge of, or access to: (i) the source code for any conditional access tasks; (ii) the source code for any modifications or enhancements developed by HTS for use by a third party; or
(iii) source code subject to confidentiality or license restrictions precluding disclosure to VTech. Any and all intellectual property rights which result from the development of the modifications or enhancements (including any derivative works for copyright purposes) of the HTS Software hereunder by VTech shall become and remain (at no cost to VTech) the sole and exclusive property of VTech; provided, however, that HTS shall receive an unlimited, perpetual, royalty-free license to use such modifications and enhancements for any and all purposes that HTS' sees fit in its sole judgment, with full rights to license or sublicense such modifications and enhancements to third parties without VTech's consent. Notwithstanding the foregoing, in the event that VTech develops an enhancement or modification to the HTS Software (in complete accordance with the terms and conditions of this Agreement, including without limitation any restrictions on the disclosure of the Technology or other HTS Confidential Information to third parties) that
                                      31

VTech must pay a royalty or license fee to a third party in order to use, VTech agrees to use its best efforts to secure a license for HTS to use such modification or enhancement for the same purposes and under the same terms and conditions as the license contemplated in the immediately preceding sentence with the sole exception that HTS and VTech will mutually agree upon a reasonable royalty to paid by HTS to VTech for the use of such enhancement or modification. VTech agrees that it will notify HTS of each modification to the HTS Software developed by VTech under this Section 11.3.1 which is implemented in a production unit of a Domestic Product or Foreign Product and will furnish a complete copy of the modified source code for the HTS Software to HTS, within five (5) after such implementation.

          11.3.2 VTECH DEVELOPMENTS. Subject to Sections 2.3 and 4.1.1 above, HTS acknowledges that VTech may develop and incorporate into Foreign Products made under this Agreement features that are proprietary to VTech ("VTech Technology"). For purposes of this Section, "VTech Technology" shall include only such features which do not: (i) contain any Technology; and (ii) do not constitute a derivative work for copyright purposes, modification or enhancement of the Technology. With regard to VTech Technology, HTS shall receive a royalty free license to use such VTech Technology for the sole purpose of manufacturing and selling Digital Satellite Receivers under the HTS Marks or trademarks of Affiliates. Except to third party manufacturers of Digital Satellite Receivers under the brand name of HTS or its Affiliates, HTS shall have no right to license or sublicense VTech Technology to third parties without the express written permission of VTech.

          11.3.3 THIRD PARTY INTELLECTUAL PROPERTY. Except as relates to: (i) Improvements; (ii) other modifications or enhancements to the HTS Software under Sections 11.3.1; or (iii) VTech Technology under Section 11.3.2, neither party shall have any rights to any intellectual property developed by a third party for or in conjunction with the other party. Each party understands and acknowledges that it may be restricted from being permitted to use any intellectual property developed by a third party for or in conjunction with the other party, including, but not limited to, intellectual property with regard to HTS Systems. To the extent that the HTS System contains Third Party Software that neither HTS nor any of its Affiliates have the right to sublicense to VTech, HTS will use reasonable commercial efforts to assist VTech in obtaining a license or agreement to license that will enable VTech to perform the activities contemplated in this Agreement.

     11.4 U.S. EXPORT AND OTHER LAWS

          11.4.1         COMPLIANCE REQUIREMENTS.

                    (a) VTech understands and acknowledges that HTS' obligations to VTech under this Agreement, including, without limitation, any and all obligations of HTS to provide the Technology (including the Specifications), any technical assistance, any media in which any of the foregoing is contained and related technical data (collectively referred to as the "Data") are subject to compliance with all applicable laws and regulations of the United States of America, and with the terms of any applicable U.S. export licenses issued in connection with the furnishing of the Data to VTech under this Agreement, and in the event HTS obligations should conflict with any law, regulation or export license, HTS shall be excused from performance of such obligations to the extent required for compliance therewith.

                    (b) VTech agrees to comply with all terms of any U.S. export licenses or regulations affecting VTech' use or disposition of technical data or the product thereof, or any know-how, technical information, manufacturing or test equipment, components or software supplied by HTS under this Agreement. In furtherance and not in limitation of the foregoing, VTech agrees that it will not export or reexport:: (1) the Technology; (2) any Smart Cards purchased under Section 4.3.2 above; or (3) any DISH Product, Domestic Product, Foreign Product or any other product designed, developed or manufactured utilizing the Technology, to Cuba, Iran, Iraq, Libya, North Korea, Sudan or Syria without the prior approval of the United States Government; and that it will not use: (1) the Technology; (2) any Smart Cards purchased under
Section 4.3.2 above; or (3) or any DISH Product, Domestic Product, Foreign Product or any other product designed, developed or manufactured utilizing the Technology, to support directly or indirectly the design, development, production or use of nuclear, chemical or biological weapons or ballistic missiles.

                    (c) HTS shall use commercially reasonable efforts to effect compliance, as soon as practicable, with applicable U.S. export laws and regulations in connection with the terms of this Agreement which are applicable to HTS (including obtaining the necessary licenses in connection with the furnishing of Data to VTech).

          11.4.2         COMPLIANCE REPRESENTATION.    VTech represents and
warrants that it will comply in all respects with the export and reexport restrictions set forth in any applicable U.S. export licenses with respect to any item used in the manufacture of the Domestic Products, Foreign Products or DISH Products by VTech and will otherwise comply with any and all applicable U.S. export and reexport laws and regulations or other United States laws and regulations in effect from time to time. In furtherance and not in limitation of the foregoing, VTech represents and warrants that it will not export or reexport:: (1) the Technology; (2) any Smart Cards purchased under Section 4.3.2 above; or (3) any DISH Product, Domestic Product, Foreign Product or any other product designed, developed or manufactured utilizing the Technology, to Cuba, Iran, Iraq, Libya, North Korea, Sudan or Syria without the prior approval of the United States Government; and that it will not use: (i) the Technology; (ii) any Smart Cards purchased under Section 4.3.2 above; or (iii) or any DISH Product, Domestic Product, Foreign Product or any other product designed, developed or manufactured utilizing the Technology, to support directly or indirectly the design, development, production or use of nuclear, chemical or biological weapons or ballistic missiles. VTech shall cooperate with HTS in making application for and securing any required export licenses, approvals or other authorizations and shall prepare, execute and deliver all documents that may be required in connection therewith.

          11.4.3 VTech acknowledges and understands that U.S. export laws relating to the Domestic Products, Foreign Products and DISH Products may change from time to time in the future. VTech acknowledges that it is VTech' sole responsibility to be and remain informed of all U.S. laws relating to the export of Domestic Products, Foreign Products or DISH Products outside of the U.S. HTS has absolutely no obligation to update VTech regarding the status of U.S. export laws or any other U.S. laws relating to the export of Domestic Products, Foreign Products or DISH Products outside of the U.S. Without HTS giving any consent for export of the Domestic Products, Foreign Products or DISH Products and subject to territorial limitations of this Agreement, VTech represents and agrees that prior to exporting and/or selling any Domestic Products, Foreign Products or DISH Products outside of the U.S., it will investigate all applicable U.S. laws relating to the export of Domestic Products, Foreign Products or DISH Products outside of the U.S. VTech is strictly prohibited from violating any U.S. law relating to the export of Domestic Products, Foreign Products or DISH Products outside of the U.S. Should VTech export or sell any Domestic Product, Foreign Products or DISH Products outside of the U.S. in violation of this Agreement and/or U.S. law, HTS shall have the right to terminate this Agreement automatically upon written notice to VTech.

12.  TRADEMARKS

     12.1 VTECH MARKS; STANDARDS MARKS. VTech may only affix the VTech Marks on the Domestic Product and Foreign Products. VTech may also affix to the Domestic Product and Foreign Products the "MPEG 2" standard and "DVB" standard trademarks. VTech recognizes and understands that HTS has no authority to grant VTech any rights to affix the "MPEG 2" standard and "DVB" standard trademarks to the Domestic Products or Foreign Products. Should VTech desire to do so, VTech must negotiate the entitlement of such rights
with the applicable rights holders.   Except as restricted by Section 16.3
below, upon HTS' prior written consent, which consent shall not be unreasonably withheld, VTech may affix other VTech brand names to the Domestic Products and Foreign Products.

     12.2 HTS MARKS.     VTech shall not affix, use, display or otherwise
incorporate any registered or unregistered HTS Marks or service marks on or in connection with Domestic Products or Foreign Products, including, but not limited to, on the receiver, antenna and packaging, or the electronic on screen guide, except as: (i) expressly consented to in advance in writing by HTS, which consent may granted or withheld in HTS' absolute discretion; and (ii) if such consent is granted, strictly in accordance with the usage guidelines for HTS Marks, as such guidelines may change from time to time in HTS' sole discretion. In addition, VTech agrees that HTS shall have the right to require VTech to affix the HTS Marks set forth in Exhibit E and the User Interface Guidelines on or in connection with the Domestic Products, including without limitation on the Accessories and packaging and on the electronic program guide, such that the HTS Marks are displayed in a manner which is at least equally as prominent as the VTech Marks affixed to the same. VTech also agrees that, for the duration of the term and any extensions thereof, it will affix the HTS Marks set forth in Exhibit E in the center of, and above all VTech Marks and Third Party Marks affixed to, all dish antennas sold to end-users in connection with Domestic Products.

     12.3 OEM BRANDING AND MANUFACTURE RESTRICTION.          VTech shall not
manufacture or assemble the Domestic Product under any label or brand other than the VTech brand, without HTS' prior written approval, which approval HTS may withhold in its sole discretion.

          12.4 RIGHTS TO HTS MARKS. Regardless of whether HTS grants VTech permission to use any HTS Mark, VTech agrees that it will not in any way dispute or impugn the validity of any of HTS Marks or registrations of HTS Marks, nor the sole proprietary right of HTS and its Affiliates thereto, nor the right of HTS and its Affiliates to use or license the use of HTS Marks in the Territory or elsewhere, either during the Term or at any time thereafter. VTech further agrees not to perform, either during the Term or at any time thereafter, any act or deed either of commission or of omission which is inconsistent with HTS or its Affiliates proprietary rights in and to HTS Marks, whether or not HTS Marks are registered.

          12.5 RIGHTS TO VTECH MARKS. HTS agrees that it will not in any way dispute or impugn the validity of any of VTech Marks or registrations of VTech Marks, nor the sole proprietary right of VTech and its Affiliates thereto, nor the right of VTech and its Affiliates to use or license the use of VTech Marks in the Territory or elsewhere, either during the Term or at any time thereafter. HTS further agrees not to perform, either during the Term or at any time thereafter, any act or deed either of commission or of omission which is inconsistent with VTech's or its Affiliates' proprietary rights in and to VTech Marks, whether or not the VTech Marks are registered.

13   [CONFIDENTIAL MATERIAL REDACTED]

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[CONFIDENTIAL MATERIAL REDACTED]

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14.  TERM AND TERMINATION

     14.1 [CONFIDENTIAL MATERIAL REDACTED]



     14.2 TERMINATION BY EITHER PARTY UPON DEFAULT. This Agreement may be terminated by a party (the "Affected Party") upon the occurrence of any of the following with respect to the other party (the "Other Party"):

          14.2.1 The Other Party commits a payment default which is not cured within ten (10) days of receipt of written notice from the Affect Party.

          14.2.2 The Other Party defaults on any obligation or breaches any representation, warranty or covenant in this Agreement (regardless of whether breach or default of such obligation, representation, warranty or covenant is designated as giving rise to a termination right), and such default or breach is not cured within thirty (30) days of receipt of written notice from the Affected Party.

     14.3 TERMINATION BY HTS. HTS may terminate this Agreement upon written notice to VTech at any time in case of: (i) the occurrence of an event which gives rise to a right of ESC to terminate the payment of Commmissions to VTech pursuant to the provisions of Section 6 above; (ii) VTech fails to use its best efforts to commence the manufacture and shipment of commercial quantities of an HTS System-compatible DISH Product no later than May 31, 1998; (iii) VTech fails to pay the License Activation Fee in accordance with the schedule set forth in Section 13.1 above; (iv) acquisition of VTech, directly or indirectly, by a third party, or the merger of VTech with a third party which manufactures, distributes or sells Digital Satellite Receivers (this Section will not apply to an acquisition of VTech by, or the merger of VTech with, an Affiliate of VTech; provided that such Affiliate is not a direct or indirect provider of direct to home satellite programming); (v) VTech' falsification of any material records or reports required hereunder; or
(vi) a material breach, as determined in the EchoStar Parties reasonable judgment, by VTech of the confidentiality provisions contained in Sections 10 or 18.2 below.

     14.4 TERMINATION OF LICENSE. In the event: (i) this Agreement is terminated pursuant to Sections 14.2 or 14.3; or (ii) HTS loses its right, title or interest in all of the Technology; (a) the License granted hereunder shall terminate; (b) all Confidential Information shall be returned to the Discloser; and (c) VTech shall cease using the Technology, including, without limitation, to manufacture the Domestic Products and Foreign Products.

     14.5 PURCHASE DURING NOTICE PERIOD. During any notice and cure period under Section 14.2, HTS will determine in its reasonable judgment, giving due consideration as to whether the relevant breach or default relates to the Domestic Product, the Foreign Product or both, the amount of Domestic Products and Foreign Products, if any, VTech may manufacture.

     14.6 PAYMENT, FORFEITURE AND CANCELLATION.   Upon expiration or termination
of this Agreement for any reason, all sums due the EchoStar Parties or VTech must be immediately paid. Upon expiration or termination of this Agreement for any reason, all orders in process shall be deemed canceled unless in transit or paid for in advance by VTech or the EchoStar Parties. The EchoStar Parties and VTech hereby waive all claims against each other in connection with such cancellation.

     14.7 SURVIVAL OF CERTAIN OBLIGATIONS. Termination or expiration of this Agreement for any reason shall not terminate any obligation or liability of one party to the other which is specified in this Agreement to expressly survive termination or expiration, which arises by operation of law or which logically is to be performed after termination or expiration, nor preclude or foreclose recovery of damages or additional remedies available to any party under applicable law, except as otherwise provided in this Agreement.

15.  REPRESENTATIONS AND WARRANTIES

     15.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF VTECH. VTech represents, warrants and covenants, as follows, which representations, warranties and covenants shall survive the execution of this Agreement:

          15.1.1 VTech has the right and authority to enter into this Agreement and the execution, delivery and performance by VTech of this Agreement have been duly authorized by all requisite corporate action and will not violate any provision of VTech articles of incorporation or bylaws, or any provision of any agreement by which VTech is bound or affected.

          15.1.2 VTech acknowledges the applicability of U.S. export control regulations which prohibit the sale, export, reexport or diversion of certain products and technology to certain countries, and will not sell, export or reexport any of the

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Technology, Domestic Products, Foreign Products or DISH Products, in the form received, or as modified or incorporated into other equipment, except as permitted under this Agreement and authorized by such regulations.

          15.1.3 VTech has the necessary technical knowledge, practical experience and capacity to manufacture, assemble and test the Domestic Products, Foreign Products and the DISH Products under the License granted hereunder.

          15.1.4 Except as otherwise expressly stated in this Agreement, VTech makes no other representations or warranties, either express or implied, statutory or otherwise, and all such warranties are hereby excluded except to the extent such exclusion is absolutely prohibited by law.

          15.1.5 VTech is not, nor at any time will it be, in violation of any applicable Law or knowingly in breach of any agreement by entering into and undertaking the performance of this Agreement and in performing its obligations pursuant to this Agreement. VTech agrees to comply with any and all applicable Laws.

          15.1.6 VTech shall pay, as and when due, any and all applicable MPEG 2, DVB, Macrovision, electronic on screen programming guide and other royalties and applicable license fees to any and all applicable entities to which a royalty or license fee is required to be paid in connection with manufacture or distribution of the Domestic Products and Foreign Products. Without limitation of the foregoing, HTS agrees, at VTech's expense, to offer reasonable assistance to VTech in its efforts to secure any licenses necessary for compliance with VTech's obligations under this Section 15.1.6.

          15.1.7 VTech shall provide to HTS such adequate assurances as HTS may require from time to time in order to ensure that the requirements of this Section 15.1 have been met, and will continue to be met on an ongoing basis, by VTech.

     15.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF HTS. The EchoStar Parties (or, HTS or ESC as identified below) represent, warrant and covenant as follows, which representations, warranties and covenants shall survive the execution of this Agreement:

          15.2.1 the EchoStar Parties have the right and authority to enter into this Agreement and the execution, delivery and performance by the EchoStar Parties of this Agreement have been duly authorized by all requisite corporate action and will not violate any provision of articles of incorporation or bylaws, or any provision of any agreement by which the EchoStar Parties are bound or affected.

          15.2.2 HTS is the beneficial owner of Intellectual Property created independently by it. Notwithstanding the above, no warranty whatsoever is given for any Third Party Intellectual Property (as defined in Section 17.2.1(a) or industry specific technology used in the manufacture of the Domestic Products, Foreign Products or DISH Product, including, without limitation, the requirement to make payment of applicable royalties or other license fees to others.

          15.2.3 Except as otherwise expressly stated in this Agreement, the EchoStar Parties make no other representations or warranties, either express or implied, statutory or otherwise, and all such warranties are hereby excluded except to the extent such exclusion is absolutely prohibited by law.

          15.2.4 The EchoStar Parties are not, nor at any time will it be, in violation of any applicable Law or knowingly in breach of any agreement by entering into and undertaking the performance of this Agreement and in performing their obligations pursuant to this Agreement. The EchoStar Parties agree to comply with any and all applicable Laws.

          15.2.5 the EchoStar Parties shall provide to VTech such adequate assurances as VTech may require from time to time in order to ensure that the requirements of this Section 15.2 have been met, and will continue to be met on an ongoing basis, by HTS.

16.  LIMITATION OF LIABILITY

     16.1 LIMITATION.    IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY
INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF USE OR LOST BUSINESS, REVENUE, PROFITS OR GOODWILL) ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LICENSE GRANTED HEREUNDER, TERMINATION OR ANY OTHER MATTER RELATED HERETO.

     16.2 RISK ALLOCATION.    The parties agree that each and every provision of
this Agreement which provides for a limitation of liability, disclaimer of warranties or exclusion of damages is expressly intended to be severable and independent of any other provision since they represent separate elements of risk allocation between the parties and shall be separately enforced. This
Section 16.2 shall expressly survive the expiration or termination of this Agreement.

17.  [CONFIDENTIAL MATERIAL REDACTED]

     [CONFIDENTIAL MATERIAL REDACTED]

     [CONFIDENTIAL MATERIAL REDACTED]

     [CONFIDENTIAL MATERIAL REDACTED]

18.  GENERAL

     18.1  [CONFIDENTIAL MATERIAL REDACTED]






     18.2 CONFIDENTIALITY.

          18.2.1 GENERAL. At all times during the term of this Agreement and for a period of five (5) years thereafter, the parties and their employees will maintain, in confidence, the terms and provisions of this Agreement, as well as all data, summaries, reports or information of all kinds, whether oral or written, acquired, devised or developed in any manner from the another party's personnel or files, or as a direct or indirect result of a party's actions or performance under this Agreement, and each party represents that it has not and will not reveal the same to any persons not employed by such party, except: (i) at the written direction of the party which is the owner of such information; (ii) to the extent necessary to comply with law, the valid order of a court of competent jurisdiction or the valid order or requirement of a governmental agency or any successor agency thereto, in which event the disclosing party shall notify the owner of the information in advance, prior to making any disclosure, and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, provided such parent company, auditors and attorneys agree to be bound by the provisions of this paragraph; or (iv) to the extent necessary to permit the performance of obligations under this Agreement.

          18.2.2 SUBSCRIBER INFORMATION. All subscribers who subscribe to DISH Network Programming services shall be deemed customers of ESC for all purposes relating to direct to home programming services. VTech acknowledges and agrees that the names, addresses and related information ("Subscriber Information") of subscribers are as between VTech and ESC, with respect to the delivery of direct to home satellite services, proprietary to ESC, and shall be treated with the highest degree of confidentiality by VTech. VTech shall not use any Subscriber Information for the purpose of soliciting, or to permit any others to solicit, subscribers to subscribe to any other programming services, and VTech shall under no circumstance directly or indirectly reveal any Subscriber Information to any third party for any reason without the express prior written consent of ESC, which ESC may withhold in its sole and absolute discretion; provided however, that nothing shall prohibit VTech from utilizing its own customer list for its general business operations unrelated to the delivery of programming services. The provisions of this Section
18.2.2 shall survive termination or expiration of this Agreement indefinitely.

          18.2.3 REMEDIES. The parties agree that a breach of these obligations of confidentiality, it will result in the substantial likelihood of irreparable harm and injury to owner of the confidential information for which monetary damages alone would be an inadequate remedy, and which damages are difficult to accurately measure. Accordingly, the parties agree that each party shall have the right, in addition to any other remedies available, to obtain immediate injunctive relief as well as other equitable relief allowed by the federal and state courts. The foregoing remedy of injunctive relief is agreed to without prejudice to any party to exercise any other rights and remedies it may have, including without limitation, the right to terminate this Agreement and seek damages or other legal or equitable relief. The foregoing confidentiality obligations will survive termination of this Agreement.

          18.2.4 ECONOMIC BENEFITS DERIVED HELD IN TRUST. In the event that VTech derives an economic benefit, in any form, from a violation of its obligations under Section 18.2.2, it is hereby agreed that such economic benefit is the property of ESC and that VTech shall deliver the cash value of the economic benefit to ESC immediately upon receipt of the economic benefit.
 It is further agreed that VTech shall hold such economic benefit in trust for the benefit of ESC until such time as its cash value is delivered to ESC.
 The foregoing is agreed to without prejudice to ESC to exercise any other rights and remedies it may have, including without limitation, the right to terminate this Agreement and seek damages or other legal or equitable relief.

     18.3 NOTICE. Any notice to be given hereunder shall be in writing and shall be sent by facsimile transmission, or by first class certified mail, postage prepaid, or by overnight courier service, charges prepaid, to the party notified, addressed to such party at the following address, or sent by facsimile to the following fax number, or such other address or fax number as such party may have substituted by written notice to the other parties. The sending of such notice with confirmation of receipt thereof (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by mail or by overnight courier service) shall constitute the giving thereof:

               If to VTech:        VTECH COMMUNICATIONS LTD.
                                   23/F Tai Ping Industrial Centre, Block 1
                                   57 Ting Kok Road, Tai Po, N.T.
                                   Hong Kong
                                   ATTN: Sandro Aquilina
                                   Vice President, Marketing and Sales
                                   Fax No.:
                                            -----------------
               With a copy to:
                                   --------------------------
                                   Fax No.:
                                           ----------------
               If to HTS:          HOUSTON TRACKER SYSTEMS, INC.
                                   90 Inverness Circle East
                                   Englewood, Colorado 80112
                                   ATTN: Mike Dugan
                                   Fax No.: (303) 649-4910

               With a copy to:     David K. Moskowitz, Senior Vice President and
                                   General Counsel
                                   Fax No.: (303) 799-0354

               If to ESC:          ECHOSTAR SATELLITE CORPORATION
                                   90 Inverness Circle East
                                   Englewood, Colorado 80112
                                   ATTN: Mark Jackson
                                   Fax No.: (303) 799-0354

               With a copy to:     David K. Moskowitz, Senior Vice President and
                                   General Counsel
                                   Fax No.: (303) 799-0354

     18.4 INDEPENDENT CONTRACTORS. This Agreement and the transactions contemplated hereby are not intended to create an agency, partnership or joint venture relationship between the parties, or confer any benefit on any third party. All agents and employees of each party shall be deemed to be that party agents and employees exclusively, and the entire management, direction, and control thereof shall be vested exclusively in such party. Each party, its agents and employees, shall not be entitled to any benefits, privileges or compensation given or extended by the other party to its employees.

     18.5 WAIVER. The failure or delay of either party to exercise any right hereunder shall not be deemed to be a waiver of such right, and the delay or failure of either party to terminate this Agreement for breach or default shall not be deemed to be a waiver of the right to do so for that or any subsequent breach or default or for the persistence in a breach or default of a continuing nature.

     18.6 CHOICE OF LAW AND JURISDICTION.

          18.6.1 This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Colorado and the United States of America, without giving effect to the conflict of law provisions thereof.

          18.6.2 Any and all disputes arising out of, or in connection with, the interpretation, performance or the nonperformance of this Agreement or any and all disputes arising out of, or in connection with, transactions in any way related to this Agreement and/or the relationship between the parties (including but not limited to the termination of this Agreement or the relationship or disputes under rights granted pursuant to statutes or common law, including those in the country in which VTech is located) shall be litigated solely and exclusively before the United States District Court for the District of Colorado. The parties consent to the IN PERSONAM jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C.A. 1404 or 1406 (or any successor statute). In the event the United States District Court for the District of Colorado does not have subject matter jurisdiction of said matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in Arapahoe County, State of Colorado.

     18.7 ENTIRE AGREEMENT. This Agreement sets forth the entire, final and complete understanding between the parties hereto relevant to the subject matter of this Agreement, and it supersedes and replaces all previous understandings or agreements, written, oral, or implied, relevant to the subject matter of this Agreement made or existing before the date of this Agreement. Except as expressly provided by this Agreement, no waiver or modification of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by both parties.

     18.8 FORCE MAJEURE. Neither party shall be liable to the other party for nonperformance or delay in performance of any of its obligations under this Agreement due to causes reasonably beyond its control or which cause makes performance a commercial impracticability, including act of God, fire, explosion, flood, windstorm, earthquake, trade embargoes, strikes, labor troubles or other industrial disturbances, accidents, governmental regulations, riots, and insurrections ("Force Majeure"). Upon the occurrence of a Force Majeure condition, the affected party shall immediately notify the other party with as much detail as possible and shall promptly inform the other party of any further developments. Immediately after the Force Majeure event is removed or abates, the affected party shall perform such obligations with all due speed. Neither party shall be deemed in default of this Agreement if a delay or other breach is caused by a Force Majeure event. If a Force Majeure event is expected to continue for more than three (3) months, any party may terminate this Agreement by providing thirty (30) days prior written notice to the other parties. Such termination shall be without any continuing liabilities or obligations on the part of one party to the other of any kind except as expressly set forth herein.

     18.9 SEVERABILITY. If any term or provision herein, or the application thereof to any person, entity, or circumstances shall to any extent be invalid or unenforceable in any pertinent jurisdiction, the remainder hereof shall not be affected thereby but shall be valid and enforceable as if the invalid term or provision were not a part hereof.

     18.10 HEADINGS. The descriptive headings contained in this Agreement are included for convenience and reference only and shall not be held to expand, modify, amplify or aid in the interpretation, construction or meaning of this Agreement.

     18.11 ASSIGNMENT. The EchoStar Parties may assign their rights and delegate its duties under this Agreement in whole or in part at any time; provided, however, that, in the event the EchoStar parties assign this Agreement to a non-Affiliate, the assignee must be at least as creditworthy as the EchoStar Parties at the time they originally executed this Agreement. VTech may not assign any rights or delegate any duties under this Agreement without the EchoStar Parties' prior written consent, which consent shall not be unreasonably withheld, except to an Affiliate of VTech; provided, however, that, such Affiliate is: (i) at least as creditworthy as VTech at the time it originally executed this Agreement; (ii) is not a direct or indirect provider of direct to home prgramming; and (iii) VTech unconditionally guarantees the full and timely payment and performance of the Affiliate's obligations under the Agreement. Any attempt to do so without such consent shall be void. This Agreement will bind, and inure to the benefit of, the parties and their respective successors and permitted assigns.

     18.12 COMPLIANCE WITH LAW. The parties shall comply with, and agree that this Agreement is subject to, all applicable federal, state, and local laws, rules and regulations, and all amendments thereto, now enacted or hereafter promulgated in force during the term of this Agreement.

     18.13 REMEDIES CUMULATIVE. It is agreed that the rights and remedies herein provided in case of default or breach of this Agreement are cumulative and shall not affect in any manner any other remedies that any party may have by reason of such default or breach. The exercise of any right or remedy herein provided shall be without prejudice to the right to exercise any other right or remedy provided herein, at law, or in equity.

     18.14  BANKRUPTCY.

          18.14.1 Should either party become bankrupt or declare bankruptcy, and the Trustee in bankruptcy rejects this Agreement as executory, the non-bankrupt party may elect:

                    (a) to treat this Agreement as terminated by such rejection if such rejection by the Trustee amounts to such a breach as would entitle the non-bankrupt party to treat this Agreement as terminated by virtue of its own terms or applicable non-bankruptcy law; or

                    (b) to retain its rights (including a right to enforce any exclusivity provision of this Agreement, but excluding any other right under applicable non-bankruptcy law to specific performance of such contract) under this Agreement and under any agreement supplementary to this Agreement, to the licensed property as such rights existed immediately before the bankruptcy commenced, for the duration of this Agreement; and any period for which this Agreement may be extended by the non-bankrupt party as of right under applicable non-bankruptcy law.

          18.14.2   If the non-bankrupt party elects to retain its rights:

                    (a) the Trustee shall allow the non-bankrupt party to exercise such rights;

                    (b) The non-bankrupt party shall make all royalty payments as due under the terms this Agreement for the duration of this Agreement and for any period for which this Agreement may be extended by the non-bankrupt party as of right under applicable non-bankruptcy law and for which the non-bankrupt party does extend this Agreement; or

                    (c) The non-bankrupt party shall be deemed to waive any right of setoff it may have with respect to such contract under this title or applicable non-bankruptcy law and any claim allowable for administrative expenses arising from the performance of this Agreement.

          18.14.3 If the non-bankrupt party elects to retain its rights, then on the written request of the non-bankrupt party the Trustee shall:

                    (a) to the extent provided in this Agreement, or any agreement supplementary to this Agreement, provide to the non-bankrupt party the licensed properties by the Trustee; and

                    (b) not interfere with the rights of the non-bankrupt party as provided in this Agreement, or any agreement supplementary to this Agreement, to such licensed property including any right to obtain such licensed property from another Person.

          18.14.4 Unless and until the Trustee rejects this Agreement, on the written request of the non-bankrupt party the Trustee shall:

                    (a) to the extent provided in this Agreement or any agreement supplementary to this Agreement perform this Agreement or provide to the non-bankrupt party such licensed property held by the Trustee; and

                    (b) not interfere with the rights of the non-bankrupt party as provided in this Agreement, or any agreement supplementary to this Agreement, to such licensed property, including any right to obtain such Intellectual Property from another Person.

     18.15   [CONFIDENTIAL MATERIAL REDACTED]




     18.16 GENERAL PROVISIONS. The terms and conditions attached as exhibits hereto are fully incorporated into this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

ECHOSTAR SATELLITE CORPORATION


/S/ CHARLIE ERGEN
---------------------------------------
Name:     Charlie Ergen
Title:    Chief Executive Officer

HOUSTON TRACKER SYSTEMS, INC.


/S/ MIKE DUGAN
---------------------------------------
Name:     Mike Dugan
Title:    President

VTECH COMMUNICATIONS LTD.


/S/ C. W. TO
---------------------------------------
Name:     C. W. To
Title:    Director


                              EXHIBIT LIST
EXHIBIT A      ACCESSORIES

EXHIBIT B      APPROVED DISH BRAND NAMES

EXHIBIT C      COMMISSIONABLE PROGRAMMING

EXHIBIT D      FOREIGN COUNTRIES

EXHIBIT E      HTS MARKS

EXHIBIT F      HTS SOFTWARE

EXHIBIT G      PROGRAMMING AND PRICING

EXHIBIT H      SPECIFICATIONS

EXHIBIT I      THIRD PARTY SOFTWARE

EXHIBIT J      PERSONS AND ENTITIES

EXHIBIT K      PERMITTED SUBCONTRACTORS FOR DOMESTIC PRODUCTS AND DISH PRODUCTS

EXHIBIT L      PERMITTED SUBCONTRACTORS FOR FOREIGN PRODUCTS

EXHIBIT M      STANDARD HOURLY RATES FOR TECHNICAL ASSISTANCE

EXHIBIT N      ENGINEERING CHANGE REQUEST PROCEDURE

EXHIBIT O      TEST PROCEDURES AND PLAN

EXHIBIT P      RETAILER COMMISSION AGREEMENT

EXHIBIT Q      USAGE GUIDELINES FOR HTS MARKS

EXHIBIT R      TECHNOLOGY AND ENTITIES

EXHIBIT S      GUARANTEE


                                     EXHIBIT A

                                    ACCESSORIES

                                     EXHIBIT B

                              APPROVED DISH BRAND NAMES

                                     EXHIBIT C

                             COMMISSIONABLE PROGRAMMING



                          [CONFIDENTIAL MATERIAL REDACTED]

                                     EXHIBIT D

                                 FOREIGN COUNTRIES



                          [CONFIDENTIAL MATERIAL REDACTED]

                                     EXHIBIT E

                                     HTS MARKS

                                     EXHIBIT F

                                    HTS SOFTWARE

TO BE FURNISHED TO VTECH BY HTS UPON PAYMENT OF THE SECOND INSTALLMENT OF THE LICENSE ACTIVATION FEE UNDER SECTION 13.1(ii).

                                     EXHIBIT G

                              PROGRAMMING AND PRICING



                          [CONFIDENTIAL MATERIAL REDACTED]

                                     EXHIBIT H

                                   SPECIFICATIONS

TO BE FURNISHED TO VTECH BY HTS UPON PAYMENT OF THE SECOND INSTALLMENT OF THE LICENSE ACTIVATION FEE UNDER SECTION 13.1(ii).

                                     EXHIBIT I

                                THIRD PARTY SOFTWARE

                                     EXHIBIT J

                                PERSONS AND ENTITIES



                          [CONFIDENTIAL MATERIAL REDACTED]

                                     EXHIBIT K

          PERMITTED SUBCONTRACTORS FOR DOMESTIC PRODUCTS AND DISH PRODUCTS

                                     EXHIBIT L

                    PERMITTED SUBCONTRACTORS FOR FOREIGN PRODUCTS

                                     EXHIBIT M

                   STANDARD HOURLY RATES FOR TECHNICAL ASSISTANCE



                          [CONFIDENTIAL MATERIAL REDACTED]

                                     EXHIBIT N

                        ENGINEERING CHANGE REQUEST PROCEDURE

    TO BE FURNISHED TO VTECH BY HTS WITH THE SPECIFICATIONS AND HTS SOFTWARE.

                                     EXHIBIT O

                              TEST PROCEDURES AND PLAN

TO BE FURNISHED TO VTECH BY HTS AT LEAST 120 DAYS PRIOR TO THE START OF FULL SCALE MANUFACTURE OF THE DOMESTIC PRODUCTS OR DISH PRODUCTS BY VTECH.

                                     EXHIBIT P

                           RETAILER COMMISSION AGREEMENT



                          [CONFIDENTIAL MATERIAL REDACTED]

                                     EXHIBIT Q

                           USAGE GUIDELINES FOR HTS MARKS

                                     EXHIBIT R

                              TECHNOLOGY AND ENTITIES

                                     EXHIBIT S

                                CORPORATE GUARANTEE



                          [CONFIDENTIAL MATERIAL REDACTED]

                                  EXHIBIT A



Accessories (within system pack-out):       Single or Dual output LNBF
                                            IR or UHF remote control
                                            18" DISH antenna and hardware
                                            RCA, SVHS, RJ-11, and RG-59 cables
                                            UHF antenna
                                            User/installation guide
                                            Batteries
                                            Packaging

Accessories (sold separately):              Wireless Phone Jack
                                            Single or Dual LNBF
                                            18" or 24" DISH antenna and hardware
                                            IR/UHF Universal Remote Control kit
                                            DISH Network Self-Installation Kit

                                      Exhibit B

APPROVED DISH BRAND NAMES:                                 DISH
                                                           DISH Network

                                    EXHIBIT E

                         HTS MARK TO BE PLACED ON PRODUCTS












                                        DISH

                                      EXHIBIT K

                          USAGE GUIDELINES FOR HTS' MARKS



RECEIVER APPLICATION



                                                    Minimum size for
                                                    application on receiver
                                                    is 1" horizontal





                                        dish

                               two color application
                                   on light color






                                        dish

                               one color application
                                   on dark color





                                        dish

                               two color application
                                   on dark color

                                     EXHIBIT K

                          USAGE GUIDELINES FOR HTS' MARKS


GENERAL APPLICATION


                                      [LOGOS]

                                     EXHIBIT K

                          USAGE GUIDELINES FOR HTM'S MARKS








                                        DISH

BASIC GUIDELINES FOR ECHOSTAR/DISH NETWORK

DISH NETWORK (If headline is in all caps)

DISH Network (headline or body copy with caps as indicated)

ECHOSTAR (if headline is in all caps)

EchoStar (headline or body copy with caps as indicated)

Nothing Else Compares.sm (caps as indicated for headline or in body copy)

"A DISH IN EVERY HOME." (if headline is all caps)

"A Dish in Every Home." (headline or body copy with caps as indicated)

In a list, there is no comma before the "and" (e.g., lions, tigers and bears.).

REGISTERED TRADEMARK, TRADEMARK AND SERVICE MARK USAGE
(All sm and tm marks are raised off the baseline as superscript and must be used the first time only that it appears in any piece)

"A Dish in Every Home." Sm
DISH Network logo is tm or sm depending upon whether it's software/services
     (sm) or hardware (tm) with tm for the generic hardware and software
DISH Networktm & DISH Networksm (depends on whether it's hardware(sm) or
     Software/services(sm) with tm when we're speaking about both generically) EAC (r)
Echonet (r)
Echosphere (r)
EchoStar (r)
EchoStar (r) Revolving Charge Plan
Nothing Else Compares.sm
Smart Cardtm

FrontLoadertm
Houston Tracker Systems (r)
HTStm
Trackertm
Tracker Premiertm

America's Top 40sm (our $19.99 programming package)
America's Top 40 CDsm (our $24.99 programming package)
America's Top 40 Premium Plussm (our $29.99 programming package)
America's Top 40 Deluxe Plussm (our $39.99 programming package)
America's Top 40 Ultimate Plussm (our $49.99 programming package)
America's Top 50 CD (our new upgraded $300 a year package ($25 a month) DISH-on-Demandsm (pay-per-view)
DISH Pixsm (choose your own programming package)
DISH Network Credit Corporation
DISH CDsm

(Samples of trademark copy)
DISH Network is a service mark of EchoStar Communications Corporation.
     (for logo and when written out - programming and services only) DISH Network is a trademark of EchoStar Communications Corporation. (for logo and when written out - hardware and generically)
EAC is a registered trademark of EchoStar Acceptance Corporation
Echonet is a registered service mark of Echonet Business Network, Inc. Echosphere is a registered trademark of Echosphere Corporation.
EchoStar is a registered trademark of Echosphere Corporation.

DISH Network is a trademark and service mark of EchoStar Communications
     Corporation.  (combining legal copy)
DISH Network is a trademark and DISH-On-Demand is a service mark of EchoStar Communications Corporation. (combining legal copy)

Houston Tracker Systems is a registered trademark of Houston Tracker
     Systems, Inc.
HTS, Excellence By Design, Tracker and Tracker Premier are trademarks of
     Houston Tracker Systems, Inc.


SPELLINGS AND TERMS FOR ECHOSTAR/DISH NETWORK

big-screen (adj.)
C-band (adj.)
CD-quality (adj.)
CONUS (all caps) - contiguous United States cost-effective (adj.)
database
DBS - Direct Broadcast Satellites
DBS - Digital Broadcast System (DBS satellites) dealer base
DISH Network Credit Corporation
DSS - direct satellite service
DTH - direct-to-home (adj.)

DVB - digital video broadcast (European standard like MPEG-2 in U.S.) 18-inch (adj.)
FCC - Federal Communications Commission
full-featured (adj.)
full-service (adj.)
HDTV - high-definition television
high-power (adj.)
high-powered (adj.)
high-quality (adj.)
high-tech (adj.)
high-yield (adj.)
in-house (adj.)
IRDs (plural) - integrated receiver descramblers
Ku-band (adj.)
laserdisc
lineup (1 word)
LNBF - low noise block converter with integrated feed long-term (adj.)
low-cost (adj.)
MPEG-2 - motion pictures expert group (set digital pictures transmission standard for U.S.)
MPEG-2/DVB compatible
OEM - original equipment manufacturer
110-volt and 240-volt (adj.)
one-stop (adj.)
on-line (adj.)
on-screen (adj.)
predetermined
real time -- instantly available information
QC - quality control
remote control (adj.)
RF - radio frequency
same-day (adj.)
SBCA - Satellite Broadcasting and Communications Association short-term (adj.)
signal-splitting (noun)
single-family (adj.)
startup (1 word)
state-of-the-art (adj.)
surround sound (adj.)
toll-free (adj.)
trade-off (adj.)
TVRO - television receive only
2-year and two year (adj.), etc.
UHF -- ultra high frequency
VHF -- very high frequency
videodisc

American Division (of EchoStar - initial caps)
DIRECTV
DISH Network Credit Corporation
Hughes/Hubbard
International Division (of EchoStar - initial caps)
Primestar
Satellite Source (no (r) or tm)
The Company (initial cap C in copy when talking about EchoStar)
The Echosphere Group (initial caps)
USSB - U.S. Satellite Broadcasting

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DISH NETWORK LOGO SHEET

The TM version of the DISH Network logo is to be used when any mention or representation of DISH Network systems/hardware is made. (The SM logo may only be used when talking about DISH Network programming only, and not when there is any mention of systems/hardware.) The DISH Network logo must appear in either all back or black and pantone 186 red as separated below. The tagline may be reversed to white from a black background of necessary, however this is not preferred.




                                     [LOGOS]